UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2011
SeaBright Holdings, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization	001-34204 (Commission File Number)	56-2393241 (IRS Employer Identification No.)

1501 4th Avenue, Suite 2600 Seattle, Washington 98101 (Address of Principal executive offices, including Zip Code)

206-269-8500 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2011, the Board of Directors of SeaBright Holdings, Inc. approved an amended employment agreement which replaces an existing offer letter agreement between SeaBright Insurance Company, a wholly-owned subsidiary of SeaBright Holdings, Inc. (collectively, the “Company”), and Scott H. Maw. Mr. Maw has been employed as the Company’s chief financial officer, senior vice president and assistant secretary since February 3, 2010 and continues to serve in that position. The amended employment agreement is effective February 3, 2011 and incorporates, unchanged, Mr. Maw’s current annual base salary of $350,000, a bonus payable on or before March 15, 2011 at a bonus target level of 65%, a restricted stock and an incentive stock option award totaling $350,000 to be made in the first quarter of calendar year 2011, and participation in the Company’s benefit plans. The amended employment agreement also continues, unchanged, Mr. Maw’s obligation to repay the Company $250,000 of restricted stock granted on February 23, 2010, if he terminates his employment with the Company on a voluntary basis within 36 months of his employment date.

On February 3, 2011, pursuant to the terms of the amended employment agreement, Mr. Maw also received 50,201 shares of restricted stock equal in value to $500,002, of which 25,101 shares vested on the date of grant and the remaining 25,100 shares will cliff vest on the third anniversary of the date of grant. If Mr. Maw terminates his employment on a voluntary basis within 36 months of February 3, 2011, the restricted stock which vested on February 3, 2011 is subject to Mr. Maw’s repayment of $250,006 to the Company. All shares of restricted stock were granted pursuant to the Company’s 2005 Long-Term Equity Incentive Plan as amended and restated as of May 18, 2010. The amended employment agreement further provides that, if the Company terminates Mr. Maw’s employment without cause, as defined in that agreement, he will be entitled to receive his base salary payable in regular installments from the date of termination for a period of 12 months thereafter, or until he obtains other employment, whichever first occurs, if and only if he executes a general release releasing the Company from all liabilities arising out of or connected with his employment with, or his separation or termination from, the Company. Mr. Maw’s amended employment agreement provides that he will be restricted from competing with the Company or its affiliates, or soliciting the Company’s or its affiliates’ employees, customers, suppliers or other business relations for a period of 12 months following the date of his termination.

The foregoing description of the amended employment agreement with Mr. Maw is qualified in its entirety by the terms of the amended employment agreement attached to this current report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The exhibit in the Exhibit Index to this report is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.

By:	/s/ John G. Pasqualetto
John G. Pasqualetto Chairman, President and Chief Executive Officer
February 9, 2011

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended Employment Agreement with Scott H. Maw, dated February 3, 2011.

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